UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 23, 2025

Crescent Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(713) 332-7001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On June 23, 2025, in connection with the Notes Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (the “Company,” “we,” “our” or “us”) provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below in Item 8.01 and are incorporated into this Item 2.02 by reference.
This Current Report provides a pro forma statement of operations of the Company for the three months ended March 31, 2025, as described in Item 8.01 below and which is incorporated into this Item 2.02 by reference, giving effect to the acquisition contemplated by the membership interest purchase agreement, dated December 3, 2024, by and among Crescent Energy Finance LLC, an indirect subsidiary of the Company (“CE Finance”), the Company, Ridgemar Energy Operating, LLC and Ridgemar (Eagle Ford) LLC (“Ridgemar”), pursuant to which the Company acquired Ridgemar (the “Ridgemar Acquisition”). The Ridgemar Acquisition was consummated on January 31, 2025. The pro forma statement of operations gives effect to the Ridgemar Acquisition as if it had been consummated on January 1, 2024 and is being updated for purposes of the Notes Offering.
The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 7.01.    Regulation FD Disclosure.
On June 23, 2025, CE Finance issued a news release announcing that, subject to market conditions, CE Finance intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act to eligible purchasers $500 million aggregate principal amount of Senior Notes due 2034. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
On June 23, 2025, CE Finance issued a news release announcing that it has commenced a cash tender offer to purchase up to $500,000,000 aggregate principal amount of its outstanding 9.250% Senior Notes due 2028 (the “Tender Offer”). A copy of the news release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
In addition, the information contained in Item 2.02 and Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.
The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01.    Other Events.
Pro Forma Financials
This Current Report on Form 8-K provides a pro forma statement of operations, giving effect to the Ridgemar Acquisition, attached as Exhibit 99.3 hereto:
•Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2025 and the year ended December 31, 2024; and
•Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.
The pro forma statement of operations giving effect to the Ridgemar Acquisition as if it had been consummated on January 1, 2024 are being updated for purposes of the Notes Offering.
The Notes Offering
On June 23, 2025, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

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Based on forecasts used in our reserve report and Ridgemar’s reserve report, our proved developed producing (“PDP”) reserves as of December 31, 2024 have estimated average five-year and ten-year annual decline rates of approximately 17% and approximately 13%, respectively, and an estimated 2025 PDP decline rate of approximately 26%.
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Our portfolio of assets:
•during the year ended December 31, 2024, generated $137.7 million of net loss, $1,223.1 million of net cash provided by operating activities, $1,598.3 million of Adjusted EBITDAX and $630.2 million of Levered Free Cash Flow (or $164.7 million of net income, $2,385.3 million of Adjusted EBITDAX and $659.2 million of Levered Free Cash Flow, after giving effect to the Ridgemar Acquisition and the series of transactions pursuant to which the Company acquired SilverBow Resources, Inc.).
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While many of our peers have historically outspent their cash flows, we have averaged a reinvestment rate, which we define as our historical capital expenditures (excluding acquisitions) over a specified period as a percentage of our historical Adjusted EBITDAX for such period, of approximately 42% of Adjusted EBITDAX since 2020.
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The table below illustrates the aggregate reserve volumes associated with our proved assets as of December 31, 2024.

Operating Area	Net Proved Reserves(1)(2)(3)	% Oil & Liquids(1)(2)(3)	Net PD Reserves(1)(2)(3)	2024 Total Net Production	SEC Net PD PV-10(1)(2)(3)	NYMEX(5)(6) Net PD PV-10(1)(2)(3)(4)
	(MMBoe)		(MMBoe)	(MBoe)	(MM)	(MM)
Eagle Ford	497	63%	336	38,708	$3,308	$2,855
Rockies	114	68%	93	21,479	980	845
Other(6)	98	52%	98	13,450	579	623
Total excluding Ridgemar Assets	709	63%	527	73,637	$4,867	$4,324
Ridgemar Assets	83	87%	52	7,012	1,149	844
Total Including Ridgemar Assets	793	65%	579	80,649	$6,016	$5,168
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(1)Our reserves and the pre-tax undiscounted present value of such reserves discounted at ten percent (“PV-10”) were determined by calculating the unweighted arithmetic average first date of the month prices for the prior 12 months, as adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead (“SEC Pricing”). For oil and natural gas liquids (“NGL”) volumes, the average West Texas Intermediate (“WTI”) posted price of $75.48 per barrel as of December 31, 2024, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $2.13 per MMBtu as of December 31, 2024, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $72.69 per barrel of oil, $1.74 per Mcf of natural gas and $23.81 per barrel of NGLs.
(2)Ridgemar’s reserves and PV-10 were determined using SEC pricing. The 12-month 2024 average adjusted prices after differentials were $1.84 per Mcf of natural gas, $76.70 per barrel of oil, and $19.36 per barrel of NGL.
(3)Reflects the net proved and net proved developed present values reflected in our and Ridgemar’s respective proved reserve estimates as of December 31, 2024. PV-10 is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) because it does not include the effects of income taxes on future revenues.
(4)Our New York Mercantile Exchange (“NYMEX”) reserves and PV-10 were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on May 31, 2025 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $57.68 per barrel of oil, $3.21 per Mcf of natural gas and $18.78 per barrel of NGLs as of May 31, 2025 for the Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing.
(5)Ridgemar’s reserves, the pre-tax undiscounted present value of such reserves (“PV-0”) and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on May 31, 2025 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $60.83 per barrel of oil, $3.52 per Mcf of natural gas and $14.50 per barrel of NGLs as of May 31, 2025 for Ridgemar. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(6)Includes working interest properties located in Mid-Con, Barnett, California and Permian as well as diversified minerals.
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For example, our current mineral acreage provides operational benefits, generating $64.7 million of revenues less direct operating expenses for the year ended December 31, 2024.
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As of December 31, 2024 and including the net drilling locations gained through the Ridgemar Acquisition, we have identified 481 net locations as proved undeveloped drilling locations.
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As of May 31, 2025, our derivative portfolio had an aggregate notional value of approximately $2.8 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

The following table details our net volume positions by commodity as of May 31, 2025.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2025	8,721		$70.12
2025(1)	368		$76.50
2026	4,301		$68.71
2026(2)	3,468		$76.24
2027(3)	3,650		$75.00
Crude oil collars – WTI (Bbls):
2025	3,071	$62.28	—	$79.43
2026	273	$64.00	—	$71.50
Crude oil collars – Brent (Bbls):
2025	214	$65.00	—	$91.61
Natural gas swaps (MMBtu):
2025	40,808		$3.97
2026	98,320		$4.05
2027(4)	18,250		$4.19
Natural gas collars (MMBtu):
2025	43,114	$3.10	—	$5.75
2026	46,180	$3.08	—	$4.79
NGL swaps (Bbls):
2025	856		$23.88
Crude oil basis swaps (Bbls):
2025	9,934		$1.62
2026	3,831		$1.85
Natural gas basis swaps (MMBtu):
2025	66,843		$(0.29)
2026	114,910		$(0.42)
2027	47,450		$(0.36)
Calendar Month Average roll swaps (Bbls):
2025	9,928		$0.36
2026	1,825		$0.20
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(1)Represents outstanding crude oil swap options exercisable by the counterparty until June 2025.
(2)Represents outstanding crude oil swap options exercisable by the counterparty until December 2025.
(3)Represents outstanding crude oil swap options exercisable by the counterparty until December 2026.
(4)Represents outstanding natural gas swap options exercisable by the counterparty until December 2026.
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Summary reserve data based on NYMEX pricing
The following table provides our and Ridgemar’s historical reserves, PV-0 and PV-10 as of December 31, 2024 using NYMEX pricing, individually and on a combined basis. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of the assets and the cash flows that are expected to be generated from those assets based on the market’s forward-looking pricing expectations as of May 31, 2025. SEC pricing does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-

looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our and Ridgemar’s respective estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our and Ridgemar’s respective estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	As of December 31, 2024
	Crescent(1)	Ridgemar(2)	Combined(3)
Net Proved Reserves:
Oil (MBbls)	265,426	58,228	323,654
Natural gas (MMcf)	2,049,361	65,149	2,114,510
NGLs (MBbls)	145,075	11,696	156,771
Total Proved Reserves (MBoe)	752,062	80,782	832,844
PV-0 (millions) (4)	$8,747	$1,823	$10,570
PV-10 (millions) (4)	$5,182	$1,045	$6,227
Net Proved Developed Reserves:
Oil (MBbls)	177,268	36,242	213,510
Natural gas (MMcf)	1,827,411	39,536	1,866,947
NGLs (MBbls)	113,633	7,088	120,721
Total Proved Developed Reserves (MBoe)	595,471	49,919	645,390
PV-0 (millions) (4)	$6,660	$1,302	$7,962
PV-10 (millions) (4)	$4,324	$844	$5,168
Net Proved Undeveloped Reserves:
Oil (MBbls)	88,158	21,986	110,144
Natural gas (MMcf)	221,950	25,613	247,563
NGLs (MBbls)	31,442	4,608	36,050
Total Proved Undeveloped Reserves (MBoe)	156,591	30,863	187,454
PV-0 (millions) (4)	$2,087	$521	$2,608
PV-10 (millions) (4)	$858	$201	$1,059
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(1)Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on May 31, 2025 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $57.68 per barrel of oil, $3.21 per Mcf of natural gas and $18.78 per barrel of NGLs as of May 31, 2025 for the Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(2)Ridgemar’s reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date. The NYMEX reserves calculations are based on NYMEX pricing at closing on May 31, 2025 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $60.83 per barrel of oil, $3.52 per Mcf of natural gas and $14.50 per barrel of NGLs as of May 31, 2025 for Ridgemar. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(3)Combined reserve data generally represents the arithmetic sum of the proved reserves, the standardized measure, PV-0 and PV-10 attributable to the Company and Ridgemar. The proved reserves of Ridgemar are based on its development plans and its reserve engineers’ reserve estimation methodologies. Because we will develop such proved reserves in accordance with our own development plan and, in the future, will estimate proved reserves in accordance with our own methodologies, the estimates presented herein for Ridgemar may not be representative of our future reserve estimates with respect to these properties or the reserve estimates we would have reported if we had owned such properties as of December 31, 2024.
(4)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
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As of May 31, 2025, we had $435.0 million outstanding borrowings under CE Finance’s revolving credit facility, resulting in $1,545.1 million of remaining availability thereunder (net of $19.9 million in outstanding letters of credit).
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release Announcing the Notes Offering, dated June 23, 2025.
99.2	Press Release Announcing the Commencement of the Tender Offer, dated June 23, 2025.
99.3	Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2025

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel